Exhibit 21.1

ELIZABETH ARDEN, INC.

Subsidiaries of the Company

	Name	Country of Incorporation	Date Created

1	Elizabeth Arden (Australia) Pty Ltd.	Australia	December 14, 2000
2	Elizabeth Arden Handels GmbH	Austria	November 15, 2000
3	Elizabeth Arden (Canada) Limited	Canada	August 2, 2000
4	Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading, Ltd.	China	April 30, 2005
5	Elizabeth Arden (Denmark) ApS	Denmark	December 11, 2000
6	Elizabeth Arden (France) S.A.	France	December 17, 2007
7	Elizabeth Arden (Middle East) FZE	Dubai, UAE	January 9, 2007
8	Elizabeth Arden (Italy) S.r.l.	Italy	July 28, 2000
9	Elizabeth Arden Japan KK	Japan	June 29, 2001
10	Elizabeth Arden Korea Yuhan Hoesa	Korea	January 3, 2001
11	Elizabeth Arden (Netherlands) Holding B.V.	Netherlands	December 13, 2000
12	Elizabeth Arden Trading B.V. (Taiwan Branch)	Netherlands	May 2, 2005
13	Elizabeth Arden (New Zealand) Limited	New Zealand	December 14, 2000
14	Elizabeth Arden (Norway) AS	Norway	December 19, 2000
15	Elizabeth Arden (Export), Inc.	Puerto Rico	October 10, 2001
16	Elizabeth Arden (Puerto Rico), Inc.	Puerto Rico	December 19, 2000
17	Elizabeth Arden (Singapore) PTE Ltd.	Singapore	October 24, 2000
18	Elizabeth Arden (South Africa)(Pty) Ltd.	South Africa	October 11, 2000
19	Elizabeth Arden España, S.L.	Spain	October 20, 2000
20	Elizabeth Arden (Sweden) AB	Sweden	February 13, 2001
21	Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	June 19, 2001
22	Elizabeth Arden International S.a.r.l.	Switzerland	January 29, 2001
23	Elizabeth Arden (Zug) GmbH	Switzerland - Zug	January 29, 2001
24	Elizabeth Arden GmbH	Switzerland - Zug	July 5, 2001
25	Elizabeth Arden (UK) Ltd.	United Kingdom	December 12, 2000
26	DF Enterprises, Inc.	USA - Delaware	July 19, 2000
27	Elizabeth Arden (Financing), Inc.	USA - Delaware	January 25, 2002
28	Elizabeth Arden International Holding, Inc.	USA - Delaware	November 16, 2000
29	Elizabeth Arden Travel Retail, Inc.	USA - Delaware	June 9, 2001
30	FD Management, Inc.	USA - Delaware	July 19, 2000
31	RDEN Management, Inc.	USA - Delaware	January 25, 2002